Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 5, 2021 (the “Closing”), Nielsen Holdings plc (the “Company” or “Nielsen”) completed the previously announced sale of the Company’s Global Connect business (such business, “Global Connect,” and the sale of Global Connect, the “Transaction”), pursuant to the Stock Purchase Agreement dated as of October 31, 2020 (the “Stock Purchase Agreement”), by and among the Company, Indy US Bidco, LLC (“US Purchaser”) and Indy Dutch Bidco B.V. (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser, collectively, “Purchaser”), affiliates of Advent International Corporation (“Advent”). Pursuant to the Stock Purchase Agreement, Purchaser acquired Global Connect by means of a sale of the equity interests of certain subsidiaries held by the Company which operate Global Connect, for (i) $2,700 million in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and (ii) a warrant to purchase equity interests in the company that will own Global Connect (the “Warrant”).

The unaudited pro forma condensed consolidated financial statements presented below have been derived from Nielsen’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Nielsen business, this pro forma information gives effect to the Transaction and presents Global Connect on a discontinued operations basis in accordance with ASC 205, Presentation of Financial Statements (“ASC 205”).

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. Regulation S-X Article 11 requires that pro forma financial information include the following pro forma adjustments to the historical financial information of the registrant:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments to reflect the Transaction include but are not limited to:

•

the separation of the operations, assets (including the equity interests of certain subsidiaries) and liabilities related to Global Connect from Nielsen and the transfer of those assets (including the equity interests of certain subsidiaries) and liabilities to Purchaser;

•

the impact of, and transactions contemplated by, the Stock Purchase Agreement and the other Transaction documents such as the Master Services Agreement (“MSA”), Transition Services Agreement (“TSA”), and Warrant Agreement; and

•	the effect of Nielsen’s anticipated capital structure after the Closing, including the retirement of approximately $2,280 million of debt with the proceeds from the Transaction.

The transaction accounting adjustments are based on available information and assumptions that Nielsen’s management believes are reasonable. However, such adjustments are estimates and actual experience may differ from expectations. There are no autonomous entity adjustments included in the unaudited pro forma condensed consolidated financial statements. Additionally, Regulation S-X Article 11 permits registrants to reflect in the notes to the pro forma financial information forward-looking information that depicts the synergies and dis-synergies identified by management in determining to consummate or integrate the transaction for which pro forma effect is being given. Such adjustments have not been reflected in the notes to the unaudited pro forma condensed consolidated financial statements because Nielsen’s management does not believe these adjustments would enhance an understanding of the pro forma effects of the Transaction.

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018 have been prepared as though the Closing occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2020 has been prepared as though the Closing occurred on December 31, 2020. The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only, do not reflect what Nielsen’s financial position and results of operations would have been had the Closing occurred on the dates indicated, are not necessarily indicative of Nielsen’s future financial position and future results of operations and do not reflect all actions that may be taken by Nielsen after the Closing. For example, the unaudited pro forma condensed consolidated statements of operations do not reflect incremental costs Nielsen expects to incur to reposition its business following the Closing. These incremental costs primarily relate to dis-synergies from losing certain benefits of scale as a result of the separation of Global Connect from Nielsen in the form of vendor discounts, international finance operations and other functions.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Nielsen’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021. The unaudited pro forma condensed consolidated financial statements constitute forward-looking information, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical	Discontinued Operations of Global Connect (A)	Pro Forma Adjustments	Notes	Pro Forma Nielsen
Revenues	$6,290	$(2,929)	$1	(B)	$3,362

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,760	(1,525)	15	(B)	1,250
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,872	(1,156)	6	(C) (D)	722
Depreciation and amortization	864	(316)	—		548
Impairment of goodwill and other long-lived assets	184	(38)	—		146
Restructuring charges	144	(107)	—		37

Operating income/(loss)	466	213	(20)		659

Interest income	2	—	—		2
Interest expense	(371)	40	52	(E)	(279)
Foreign currency exchange transaction gains/(losses), net	(9)	26	—		17
Other income/(expense), net	(14)	(6)	—		(20)

Income/(loss) from continuing operations before income taxes	74	273	32		379
Benefit/(provision) for income taxes	(67)	(77)	(7)	(F)	(151)

Net income/(loss) from continuing operations	7	196	25		228
Net income/(loss) from continuing operations attributable to noncontrolling interests	13	(1)	—		12

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(6)	$197	$25		$216

Net income/(loss) per ordinary share, basic
Net income/(loss) attributable to Nielsen shareholders	$(0.02)				$0.61
Net income/(loss) per share ordinary share, diluted
Net income/(loss) attributable to Nielsen shareholders	$(0.02)				$0.60
Weighted-average ordinary shares outstanding, basic	356,860,635				356,860,635
Dilutive ordinary shares	—				1,404,459

Weighted-average ordinary shares outstanding, diluted	356,860,635				358,265,094

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2019

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical	Discontinued Operations of Global Connect (A)	Pro Forma Adjustments	Notes	Pro Forma Nielsen
Revenues	$6,498	$(3,057)	$1	(B)	$3,442

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,822	(1,631)	15	(B)	1,206
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,929	(1,044)	6	(C) (D)	891
Depreciation and amortization	756	(293)	—		463
Impairment of goodwill and other long-lived assets	1,004	(1,004)	—		—
Restructuring charges	80	(50)	—		30

Operating income/(loss)	(93)	965	(20)		852

Interest income	6	—	—		6
Interest expense	(397)	49	54	(E)	(294)
Foreign currency exchange transaction gains/(losses), net	(10)	(3)	—		(13)
Other income/(expense), net	(169)	92	—		(77)

Income/(loss) from continuing operations before income taxes	(663)	1,103	34		474
Benefit/(provision) for income taxes	260	(130)	(7)	(F)	123

Net income/(loss) from continuing operations	(403)	973	27		597
Net income/(loss) from continuing operations attributable to noncontrolling interests	12	—	—		12

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(415)	$973	$27		$585

Net income/(loss) per ordinary share, basic
Net income/(loss) attributable to Nielsen shareholders	$(1.17)				$1.64
Net income/(loss) per share ordinary share, diluted
Net income/(loss) attributable to Nielsen shareholders	$(1.17)				$1.64
Weighted-average ordinary shares outstanding, basic	355,731,862				355,731,862
Dilutive ordinary shares	—				1,099,853

Weighted-average ordinary shares outstanding, diluted	355,731,862				356,831,715

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

		Transaction Accounting Adjustments
(in millions, except per share amounts)	Historical	Discontinued Operations of Global Connect (A)	Pro Forma Adjustments	Notes	Pro Forma Nielsen
Revenues	$6,515	$(3,138)	$1	(B)	$3,378

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,805	(1,576)	15	(B)	1,244
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,958	(1,171)	6	(C) (D)	793
Depreciation and amortization	675	(245)	—		430
Impairment of goodwill and other long-lived assets	1,413	(1,412)	—		1
Restructuring charges	139	(100)	—		39

Operating income/(loss)	(475)	1,366	(20)		871

Interest income	8	—	—		8
Interest expense	(394)	47	54	(E)	(293)
Foreign currency exchange transaction gains/(losses), net	(16)	(7)	—		(23)
Other income/(expense), net	(5)	(5)	—		(10)

Income/(loss) from continuing operations before income taxes	(882)	1,401	34		553
Benefit/(provision) for income taxes	182	—	(7)	(F)	175

Net income/(loss) from continuing operations	(700)	1,401	27		728
Net income/(loss) from continuing operations attributable to noncontrolling interests	12	—	—		12

Net income/(loss) from continuing operations attributable to Nielsen shareholders	$(712)	$1,401	$27		$716

Net income/(loss) per ordinary share, basic
Net income/(loss) attributable to Nielsen shareholders	$(2.00)				$2.01
Net income/(loss) per share ordinary share, diluted
Net income/(loss) attributable to Nielsen shareholders	$(2.00)				$2.01
Weighted-average ordinary shares outstanding, basic	355,601,564				355,601,564
Dilutive ordinary shares	—				788,622

Weighted-average ordinary shares outstanding, diluted	355,601,564				356,390,186

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2020

		Transaction Accounting Adjustments
(in millions)	Historical	Discontinued Operations of Global Connect (A)	Pro Forma Adjustments	Notes	Pro Forma Nielsen
Assets:
Current assets
Cash and cash equivalents	$610	$(107)	$75	(E)	$578
Trade and other receivables, net of allowances for doubtful accounts and sales returns	1,154	(689)	—		465
Prepaid expenses and other current assets	460	(265)	63	(G)	258

Total current assets	2,224	(1,061)	138		1,301
Non-current assets
Property, plant and equipment, net	447	(177)	—		270
Operating lease right-of-use asset	378	(217)	—		161
Goodwill	6,040	(360)	—		5,680
Other intangible assets, net	4,470	(816)	—		3,654
Deferred tax assets	281	(228)	—		53
Other non-current assets	295	(136)	5	(H)	164

Total assets	$14,135	$(2,995)	$143		$11,283

Liabilities and equity:
Current liabilities
Accounts payable and other current liabilities	$1,209	$(696)	$52	(G) (J)(2)	$565
Deferred revenues	370	(235)	—		135
Income tax liabilities	42	(21)	—		21
Current portion of long-term debt, finance lease obligations and short-term borrowings	293	(17)	—		276

Total current liabilities	1,914	(969)	52		997
Non-current liabilities
Long-term debt and finance lease obligations	8,014	(1,330)	(975)	(E)	5,709
Deferred tax liabilities	953	(65)	—		888
Operating lease liabilities	358	(218)	—		140
Other non-current liabilities	653	(225)	26	(G)	454

Total liabilities	11,892	(2,807)	(897)		8,188

Equity:
Nielsen shareholders’ equity	2,051	(183)	1,032	(E) (G) (H) (I) (J)	2,900
Noncontrolling interests	192	(5)	8	(I)	195

Total equity	2,243	(188)	1,040		3,095

Total liabilities and equity	$14,135	$(2,995)	$143		$11,283

Refer to accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)	Reflects the disposition of the operations, assets, liabilities and equity of the Global Connect business in accordance with ASC 205.

(B)

Reflects the revenue to be earned and expenses to be incurred by Nielsen for the data to be provided to Purchaser and the data and services to be obtained from Purchaser, respectively, under the MSA, pursuant to which each party will grant the other reciprocal licenses to certain data used by Global Connect and Nielsen, respectively, as well as certain corresponding services related to such data at agreed rates for up to five years following the Closing. The MSA is intended to enable the parties and their respective subsidiaries to continue using certain data and services in the operation of their businesses. The agreed-upon fees for the licensed data and the related services are generally intended to (i) allow the providing party to recover all costs and expenses of providing such services or licensing such data plus a mark-up over those costs and expenses or (ii) compensate the providing party for providing such services or licensing such data through an agreed-upon fixed-fee arrangement, in both cases so that the data and services will be provided on an arm’s-length basis. The pro forma adjustments for the revenue to be earned and expenses to be incurred by Nielsen are based on historical experience with the relevant data to be licensed and services to be provided, along with the retrospective application of agreed-upon pricing models as described above.

(C)

Reflects the net of the income to be earned and expenses to be incurred by Nielsen for the subleased properties to be provided to and by Purchaser, respectively. The pro forma adjustment is based on historical costs incurred at each relevant property and charges the prospective sublessee according to its pro rata utilization of the space. The net incremental expense to Nielsen amounted to $3 million for each of the three years ended December 31, 2020, 2019 and 2018, respectively.

(D)

Reflects the income to be earned and expenses to be incurred by Nielsen under the TSA, pursuant to which Nielsen and Purchaser will provide certain services to the other. The services provided under the TSA will run for the periods of time set forth in the schedules to the TSA, up to two years following the Closing. The services to be provided under the TSA relate primarily to technology functions such as infrastructure and cybersecurity. The agreed-upon charges for such services are generally intended to allow the service provider to recover all costs and expenses of providing such services. Each of Nielsen and Purchaser may extend the term of services which they receive pursuant to the TSA by six months per service. The net incremental expense to Nielsen amounted to $3 million for each of the three years ended December 31, 2020, 2019 and 2018, respectively.

(E)

Historical Nielsen debt in the amount of $1,305 million is required to be repaid pursuant to debt covenants which will be triggered as a result of the Transaction. This debt amount and current interest payable of $2 million have been included in discontinued operations along with the associated interest expense and foreign exchange gains/(losses). In addition to the repayment required per the debt covenants, Nielsen intends to utilize $975 million of cash proceeds transferred from the sale of Global Connect to repay additional Nielsen debt. Accordingly, an adjustment is included for $52 million, $54 million and $54 million for the years ended December 31, 2020, 2019 and 2018, respectively, for interest expense related to these debt instruments. The remaining net cash proceeds are to be held as cash.

(F)

Reflects the tax effects of the pro forma adjustments to pre-tax book income at the applicable statutory income tax rates in the respective jurisdictions except in jurisdictions for which there was a valuation allowance in the historical period. In these instances, a zero rate was utilized. Income tax related adjustments represent current estimates on a discontinued operations basis which could materially change as Nielsen finalizes its discontinued operations accounting to be reported in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K to be filed following the Closing.

(G)

Reflects Nielsen’s estimated receivables from and payables to Purchaser under tax indemnification arrangements for certain liabilities to taxing authorities, including those arising from uncertain tax positions, that will be settled following the Closing.

(H)

Reflects the estimated fair value of Nielsen’s Warrant per the Stock Purchase Agreement to purchase equity interests in the company that will own Global Connect for up to 20 years following the Closing. The fair value was determined using an option pricing model, which considers factors such as the expected term of the Warrant and the expected volatility of the equity interests.

(I)	Reflects the change in Nielsen’s ownership percentage in a limited partnership as a result of the Transaction. Nielsen will continue to consolidate this entity following the Closing.

(J)

A pro forma GAAP gain on disposal is calculated as outlined in the table below. The pro forma gain on disposal is based on Global Connect’s historical balance sheet information as of December 31, 2020. The actual gain on disposal will be based on Global Connect’s historical balance sheet information as of the Closing and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

(in millions)
Estimated net cash proceeds (1)	$2,355
Estimated fair value of Warrant	5

Net consideration received	2,360
Estimated transaction closing costs (2)	(25)
Global Connect net assets	(1,495)
Global Connect accumulated other comprehensive loss	(392)
Other adjustments (3)	16

Pro forma pre-tax gain on disposal	464
Estimated income taxes (4)	(116)

Pro forma gain on disposal	$348

(1)	Estimated net cash proceeds have been adjusted for closing levels of cash, indebtedness, debt-like items and working capital.
(2)

Estimated transaction closing costs include incremental costs that are directly attributable to the sale but not reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. These costs are comprised primarily of professional fees (e.g., legal, banking and accounting) that are directly related to the sale of Global Connect.

(3)	Other adjustments include Global Connect noncontrolling interests, estimated acceleration and forfeiture of share-based compensation triggered by the Transaction, and tax-related items.
(4)

Estimated income taxes have been calculated using an assumed blended tax rate of 25 percent. For income tax purposes, it is anticipated that the gain will be partially offset with tax attributes (such as net operating losses), the quantification of which will not be finalized until later in 2021.